Exhibit 99.1

Fifth Street Asset Management Inc. Announces Third Quarter 2016 Results

GREENWICH, CT, November 21, 2016 -- Fifth Street Asset Management Inc. (NASDAQ: FSAM) ("FSAM" or "we") today announced its financial results for the third quarter ended September 30, 2016.

Third Quarter 2016 Highlights

•	GAAP Net Loss attributable to FSAM of $0.2 million, or $0.04 per share, which includes a non-cash tax expense of $0.18 per share related to recent changes in state tax law;

•	Pro Forma Adjusted Net Income of $9.9 million, or $0.20 per share;

•	Fee-earning Assets Under Management ("AUM") of $4.1 billion; and

•	Total revenues of $22.5 million, 87.6% of which were represented by management fees.

“For the September quarter, we generated a level of earnings consistent with the June quarter and incremental professional expenses continued to decline. Reflecting the roll off of some of these expenses, we have increased the quarterly dividend by 25% to 12.5 cents, or 50 cents annualized,” stated Leonard M. Tannenbaum, Chief Executive Officer of FSAM, adding, “Over the last 18 years, Fifth Street has built a middle market direct lending platform, supported by strong private equity sponsor relationships and the ability to invest over multiple cycles through a mainly permanent capital base. As a manager, we are continually focused on driving long-term shareholder value. In an effort to increase return on equity at our two publicly traded business development companies to levels above the median for the BDC industry, we continually seek ways to build upon our existing infrastructure to enhance our underwriting process and performance. We look forward to providing further updates on how we are improving the fundamentals of our business in the months ahead.”

Results of Operations

Total revenues for the quarter ended September 30, 2016 were $22.5 million, representing a $3.0 million, or 11.9%, decrease from $25.5 million for the quarter ended September 30, 2015. Management fees (which include base management fees and Part I fees) for the quarter ended September 30, 2016 were $19.7 million, representing 87.6% of total revenues. The decrease in revenues was primarily due to a reduction in the contractual base management fee rate charged to Fifth Street Finance Corp. ("FSC") from 2.00% to 1.75% effective January 1, 2016, as well as lower asset levels at our managed funds.

Total expenses for the quarter ended September 30, 2016 were $17.3 million, and include amounts reimbursed by our funds of $2.7 million, IPO-related compensation charges of $2.5 million, operating expenses attributable to MMKT of $0.2 million and a net lease termination/abandonment benefit of $0.1 million. After adjusting for these items, net expenses were $12.1 million for the quarter ended September 30, 2016, which included litigation and other non-recurring legal costs of $3.5 million and severance and other one-time compensation costs of $1.7 million. Net expenses increased by $1.6 million, or 15.0%, as compared to $10.5 million for the quarter ended September 30, 2015, due to the litigation-related and one-time compensation costs in the current period. Excluding these litigation and compensation costs, net expenses decreased by $3.6 million, or 34.7%, as compared to the quarter ended September 30, 2015, primarily driven by lower employee-related expenses in the current period.

GAAP Net Income (Loss) attributable to FSAM for the quarters ended September 30, 2016 and September 30, 2015 was $(0.2) million, or $(0.04) per share, and $1.2 million, or $0.19 per share, respectively. Pro Forma Adjusted Net Income was $9.9 million, or $0.20 per share, for the quarter ended September 30, 2016, which represented a $1.4 million, or 16.2%, increase as compared to $8.7 million, or $0.17 per share, for the quarter ended September 30, 2015. The increase in Pro Forma Adjusted Net Income was primarily due to the revenue and net expense variances described above.

During the quarter ended September 30, 2015, we began purchasing common shares in FSC and FSFR and accounted for them as available-for-sale securities for all periods prior to July 1, 2016. During 2016, we made substantial additional purchases of the FSC and FSFR common shares, and at September 30, 2016 we held 8.4 million FSC shares and 1.4 million FSFR shares. As a result of the increased purchase volume, we revisited our accounting method for the shares held. We determined that it is appropriate to account for the shares under the equity method, and that the change in accounting method did not materially impact our previously filed financial statements, and had no effect on our Pro Forma Adjusted Net Income for any prior periods. Accordingly, we revised our prior period financial statements through footnote disclosure in our Form 10-Q for the quarter ended September 30, 2016.

Dividend Declaration

On November 9, 2016, our Board of Directors declared a quarterly dividend of $0.125 per share of our Class A common stock. The declared dividend is payable on January 13, 2017 to stockholders of record at the close of business on December 30, 2016.

Key Performance Metrics

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
	(dollars in thousands, except per share amounts)
Total revenues	$22,457	$25,489	$64,656	$74,846
Net income (loss) attributable to FSAM	$(238)	$1,151	$(622)	$3,554
Net income (loss) per share attributable to FSAM	$(0.04)	$0.19	$(0.11)	$0.60
Pro Forma Adjusted Net Income(1)	$9,922	$8,651	$26,049	$27,059
Pro Forma Adjusted Net Income Per Share	$0.20	$0.17	$0.52	$0.54

Management Fees as % of total revenues	87.6%	91.5%	89.8%	92.3%

AUM at end of period(2)	$5,029,237	$5,593,691	$5,029,237	$5,593,691
Fee-earning AUM at end of period(3)	$4,069,820	$4,463,138	$4,069,820	$4,463,138

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(1)	Please refer to Exhibit A for a reconciliation of net income and income before provision for income taxes to Adjusted Net Income and Pro Forma Adjusted Net Income.

(2)	AUM refers to assets under management of our funds and material control investments of these funds and represents the sum of the net asset value of such funds and investments, the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions) and uncalled committed debt and equity capital (including commitments to funds that have yet to commence their investment periods).

(3)	Fee-earning AUM refers to the AUM on which we directly or indirectly earn management fees and represents the sum of the net asset value of our funds and their material control investments and the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions).

Non-GAAP Financial Measures and Operating Metrics

Certain of the terms used in this press release, including AUM, fee-earning AUM, Adjusted Net Income and Pro Forma Adjusted Net Income, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Further, Adjusted Net Income and Pro Forma Adjusted Net Income are not performance measures calculated in accordance with GAAP. Adjusted Net Income has been included in this press release to adjust for certain one-time, non-recurring or non-operating items. Pro Forma Net Adjusted Net Income has been included in this press release to reflect certain tax adjustments in connection with our IPO and excludes the financial results of MMKT. We use Adjusted Net Income and Pro Forma Adjusted Net Income as measures of our operating performance, not as measures of liquidity. We believe that Adjusted Net Income and Pro Forma Adjusted Net Income provide investors with a meaningful indication of our core operating performance and Adjusted Net Income and Pro Forma Adjusted Net Income are evaluated regularly by our management as decision tools for deployment of resources. We believe that reporting Adjusted Net Income and Pro Forma Adjusted Net Income is helpful in understanding our business and that investors should review the same supplemental non-GAAP financial measures that our management uses to analyze our performance. Adjusted Net Income and Pro Forma Adjusted Net Income have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results prepared in accordance with GAAP. The use of Adjusted Net Income or Pro Forma Adjusted Net Income without consideration of related GAAP measures is not adequate due to the adjustments described herein. Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income is the GAAP financial measure most comparable to Pro Forma Adjusted Net Income. Please refer to Exhibit A for a reconciliation of net income and income before income tax benefit (provision) to Adjusted Net Income and Pro Forma Adjusted Net Income.

Conference Call Information

We will host a conference call at 9:00 a.m. (Eastern Time) on Tuesday, November 22, 2016 to discuss our third quarter 2016 financial results. All interested parties are welcome to participate. Domestic callers can access the conference call by dialing (855) 791-2033. International callers can access the conference call by dialing +1 (631) 485-4910. All callers will need to enter the Conference ID Number 95209334 and reference "Fifth Street Asset Management Inc." after being connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. An archived replay of the call will be available shortly after the end of the conference call through November 29, 2016 to domestic callers by dialing (855) 859-2056 and to international callers by dialing +1 (404) 537-3406. For all replays, please reference Passcode Number 95209334. An archived replay will also be available online in the "Investor Relations" section of FSAM's website under the "News & Events - Calendar of Events" section. For more information, please visit fsam.fifthstreetfinance.com.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has over $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over an 18-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform have allowed the firm to surpass $10 billion of loan commitments since inception. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include statements as to the fees charged by FSAM to FSC and FSFR, FSAM’s future operating results, dividends by FSAM and business prospects of FSAM.  Words such as “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “project,” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM’s filings with the Securities and Exchange Commission and include changes in the economy, the financial markets and future changes in laws or regulations, competitive conditions in the business development company space and conditions in FSAM’s operating areas.  FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:	Investor Contact: Robyn Friedman, Executive Director, Head of Investor Relations (203) 681-3720 IR-FSAM@fifthstreetfinance.com

Media Contact:
James Golden / Aura Reinhard / Andrew Squire
Joele Frank Wilkinson Brimmer Katcher
(212) 355-4449

Exhibit A. Calculation of Adjusted Net Income (Loss) and Pro Forma Adjusted Net Income

Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income is the GAAP financial measure most comparable to Pro Forma Adjusted Net Income. The following table provides a reconciliation of net income (loss) and income before income tax benefit (provision) to Adjusted Net Income and Pro Forma Adjusted Net Income (shown in thousands, except per share amounts):

	Three months ended September 30,		Nine months ended September 30,
	2016	2015	2016	2015
Net income (loss)	$10,180	$9,230	$3,256	$29,251
Provision for income taxes	1,608	982	8,460	3,490
Income before provision for income taxes	11,787	10,212	11,716	32,741
Adjustments:
Compensation-related charges (a)(b)(c)	4,195	1,482	8,459	4,444
Gain on extinguishment of MMKT Notes (d)	(10)	—	(2,593)	—
Unrealized (gain) loss on beneficial interests in CLOs (e)	(538)	23	(169)	591
Lease termination/abandonment charges (benefit) (f)	(145)	—	2,756	(71)
Adjustment of TRA liability for tax rate change (g)	—	—	(7,526)	—
Gain on extinguishment of debt (h)	—	—	(2,000)	—
Litigation and other non-recurring legal costs (i)	3,490	—	12,642	—
Loss on legal settlement (j)	—	—	9,250	—
Insurance recoveries (j)	(51)	—	(12,298)	—
Loss on investor settlement (k)	—	—	10,419	—
Unrealized gain on derivatives (l)	(8,383)	—	—
Realized loss on derivatives (l)	3,078	—	2,613	—
Distributions from equity method investments (m)	40	—	390	—
Adjusted Net Income (n)	13,463	11,717	33,659	37,705

Net loss attributable to MMKT (o)	175	556	2,021	876
Pro Forma income tax provision (p)	(4,664)	(4,783)	(12,664)	(15,005)
Pro Forma tax receivable agreement benefit (p)	948	1,161	3,033	3,483
Pro Forma Adjusted Net Income	$9,922	$8,651	$26,049	$27,059

Pro Forma weighted average shares outstanding (q)	49,908	49,906	49,847	49,956
Pro Forma Adjusted Net Income per Class A common share (q)	$0.20	$0.17	$0.52	$0.54

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(a)	For the three months ended September 30, 2016 and September 30, 2015, this amount includes $1.1 million and $0.3 million, respectively, of amortization expense relating to the conversion and vesting of member interests in connection with the Reorganization. For the nine months ended September 30, 2016 and September 30, 2015, this amount includes $1.9 million and $0.8 million, respectively, of amortization expense relating to the conversion and vesting of member interests in connection with the Reorganization.

(b)	For the three and nine months ended September 30, 2016, this amount includes $1.4 million and $4.0 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO. For the three and nine months ended September 30, 2015, this amount includes $1.2 million and $3.7 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO.

(c)	For the three and nine months ended September 30, 2016, this amount includes $1.7 million and $2.4 million, respectively, of severance payments and retention bonuses.

(d)	Represents the gain that resulted from the settlement and cancellation of MMKT Notes.

(e)	Represents the change in fair value on our beneficial interests in CLOs on which we have elected the fair value option.

(f)	For the three months ended September 30, 2016, this amount represents adjustments related to prior lease abandonment charges. For the nine months ended September 30, 2016, this amount represents non-recurring charges related to the abandonment of a portion of our office space at our corporate headquarters in Greenwich, CT. This amount is comprised of a $1.1 million loss representing the present value of the remaining contractual lease payments related to the vacated space (net of estimated sublease income), $2.8 million of accelerated depreciation and amortization, partially offset by a $0.9 million write-off of related deferred rent liabilities and $0.1 million of adjustments related to prior lease abandonment charges. For the nine months ended September 30, 2015, this amount includes non-recurring benefits for termination payments and related exit costs accrued at present value relating to our office leases.

(g)	Represents the reduction of payables to TRA recipients as a result of certain changes to Connecticut state tax law that were passed in May 2016 (effective January 1, 2016), which resulted in a lower state income tax rate.

(h)	Represents the loan forgiveness granted by the DECD as a result of achieving certain job milestones.

(i)	Represents the expenses incurred in connection with litigation and other non-recurring matters. For the three months ended September 30, 2016, this amount is comprised $2.9 million of litigation-related costs and $0.6 million of other non-recurring costs. For the nine months ended September 30, 2016, this amount is comprised of $11.2 million of litigation-related costs and $1.4 million of other non-recurring costs.

(j)	These amounts relate to the FSAM class action lawsuit settlement in the amount of $9.3 million which will be covered by insurance proceeds as well as an additional $3.0 million of insurance recoveries related to professional fees incurred in connection with various legal matters.

(k)	Represents the loss recognized by us in connection with the premium paid on our and our principal shareholder's purchase of FSC shares in connection with the RiverNorth settlement.

(l)	Represents gains or losses on a warrant and swap agreement issued by us to RiverNorth in connection with the settlement.

(m)	Represents the excess of the cash dividends received from our investments in FSC and FSFR over the related income recognized under the equity method of accounting.

(n)	Adjusted Net Income is presented on a pre-tax basis.

(o)	Represents the net loss attributable to the operations of MMKT, a consolidated subsidiary of FSAM that was formed to develop technology related to the financial services industry.

(p)	Based on our estimated statutory tax rate and includes an adjustment for pro forma tax benefits related to basis adjustments due to our IPO.

(q)	Presented with the assumption that 100% of the limited partnership interests in Fifth Street Holdings L.P. were converted on a one-for-one basis into shares of our Class A common stock.

Exhibit B. Consolidated Statements of Financial Condition as of September 30, 2016 and December 31, 2015

	As of
	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$4,137,833	$17,185,204
Management fees receivable (includes Part I Fees of $7,867,962 and $(555,663) at September 30, 2016 and December 31, 2015, respectively)	19,490,540	4,879,785
Performance fees receivable	124,836	224,618
Insurance recovery receivable	9,775,905	—
Prepaid expenses (includes $833,275 and $676,789 related to income taxes at September 30, 2016 and December 31, 2015, respectively)	3,008,454	1,284,759
Investments in equity method investees	59,060,165	32,388,943
Beneficial interests in CLOs at fair value: (cost September 30, 2016: $24,271,320; cost December 31, 2015: $24,617,568)	23,360,754	23,537,629
Due from affiliates	3,828,063	3,943,384
Fixed assets, net	5,570,857	9,893,521
Deferred tax assets	42,941,089	51,217,957
Deferred financing costs	1,551,936	1,929,433
Other assets	3,330,570	3,976,420
Total assets	$176,181,002	$150,461,653
Liabilities and Equity
Liabilities
Accounts payable and accrued expenses	$7,411,469	$5,324,842
Accrued compensation and benefits	8,147,182	10,448,260
Income taxes payable	—	28,559
Loans payable (including $0 and $4,738,026 at September 30, 2016 and December 31, 2015, respectively, of MMKT Notes at fair value)	14,972,565	21,710,640
Legal settlement payable	9,250,000	—
Credit facility payable	92,000,000	65,000,000
Dividends payable	1,884,686	1,748,062
Derivative liabilities at fair value	—	—
Due to affiliates	28,571	24,257
Deferred rent liability	2,110,809	3,146,210
Payable to related parties pursuant to tax receivable agreements	37,960,213	45,486,114
Total liabilities	173,765,495	152,916,944
Commitments and contingencies
Equity (deficit)
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding as of September 30, 2016 and December 31, 2015	—	—
Class A common stock, $0.01 par value 500,000,000 shares authorized; 6,602,374 and 5,822,672 shares issued and 6,602,374 and 5,798,614 shares outstanding as of September 30, 2016 and December 31, 2015, respectively	66,024	58,227
Class B common stock, $0.01 par value 50,000,000 shares authorized; 42,856,854 shares issued and outstanding as of September 30, 2016 and December 31, 2015	428,569	428,569
Additional paid-in capital	2,132,621	2,661,253
Accumulated deficit	(817,027)	(30,905)
	1,810,187	3,117,144

Less: Treasury stock, at cost: 24,058 shares as of December 31, 2015	—	(180,064)
Total stockholders' equity, Fifth Street Asset Management Inc.	1,810,187	2,937,080
Non-controlling interests	605,320	(5,392,371)
Total equity (deficit)	2,415,507	(2,455,291)
Total liabilities and equity (deficit)	$176,181,002	$150,461,653

Exhibit C. Consolidated Statements of Income for the Three and Nine Months Ended September 30, 2016 and 2015

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues
Management fees (includes Part I Fees of $7,867,962 and $9,166,813 and $21,890,239 and $26,766,547 for the three months and nine months ended September 30, 2016 and 2015, respectively)	$19,670,420	$23,310,135	$58,049,388	$69,094,654
Performance fees	38,661	2,596	124,836	79,451
Other fees	2,748,115	2,176,510	6,482,213	5,672,077
Total revenues	22,457,196	25,489,241	64,656,437	74,846,182
Expenses
Compensation and benefits	9,536,656	10,258,766	27,183,281	28,791,731
General, administrative and other expenses	7,424,927	4,179,089	24,806,542	10,551,314
Depreciation and amortization	349,475	434,146	3,925,519	1,254,544
Total expenses	17,311,058	14,872,001	55,915,342	40,597,589
Other income (expense)
Interest income	386,626	110,525	1,082,368	293,665
Interest expense	(1,149,549)	(507,647)	(3,344,996)	(1,337,827)
Income from equity method investments	1,550,487	15,295	3,554,541	5,343
Unrealized loss on MMKT Notes	(2,582,405)	—	—	—
Realized gain on settlement of MMKT Notes	2,592,751	—	2,592,751	—
Unrealized gain (loss) on beneficial interests in CLOs	537,600	(23,148)	169,373	(590,546)
Gain on extinguishment of debt	—	—	2,000,000	—
Adjustment of TRA liability for tax rate change	—	—	7,525,901	—
Loss on legal settlement	—	—	(9,250,000)	—
Insurance recoveries	50,905	—	12,297,636	—
Unrealized gain on derivatives	8,383,213	—	—	—
Realized loss on derivatives	(3,078,357)	—	(2,612,932)	—
Loss on investor settlement	—	—	(10,419,274)	—
Other income (expense), net	(50,000)	—	(620,514)	122,000
Total other income (expense), net	6,641,271	(404,975)	2,974,854	(1,507,365)
Income before provision for income taxes	11,787,409	10,212,265	11,715,949	32,741,228
Provision for income taxes	1,607,590	982,110	8,459,693	3,490,115
Net income	10,179,819	9,230,155	3,256,256	29,251,113
Net income attributable to non-controlling interests	(10,417,537)	(8,079,583)	(3,878,297)	(25,696,758)
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(237,718)	$1,150,572	$(622,041)	$3,554,355

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$(0.04)	$0.19	$(0.11)	$0.60
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$(0.04)	$0.19	$(0.13)	$0.60
Weighted average shares of Class A common stock outstanding - Basic	5,908,407	5,901,718	5,847,139	5,956,389
Weighted average shares of Class A common stock outstanding - Diluted	5,908,407	5,908,463	5,847,139	5,963,318